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EXECUTION VERSION

FIFTH AMENDMENT TO THE
AON SUPPLEMENTAL SAVINGS PLAN
(As amended and restated effective January 1, 2017)

This Fifth Amendment to the Aon Supplemental Savings Plan, as amended and restated as of January 1, 2017 (the “Plan”), is adopted by Aon Corporation, a Delaware corporation (the “Company”) and wholly owned subsidiary of Aon plc (“Aon”), to be effective as set forth below.

WHEREAS, pursuant to Section 7.05 of the Plan, the Board, or any person or entity authorized by the Board, has the authority to amend the Plan and, pursuant to Section 1.06 of the Plan, the Board has delegated its obligations, responsibilities, and duties with respect to the Plan to the Organization and Compensation Committee of the Board of Directors of Aon (the “Committee”); and

WHEREAS, pursuant to resolutions of the Committee dated June 13, 2016, the Committee agreed to assume from the Board the duties and responsibilities of the Company as the sponsor of the Plan; and

WHEREAS, pursuant to the resolutions of the Committee dated December 17, 2020, the Committee approved, and delegated to Company management authority to execute the Plan amendment to reflect, reinstating the Safe Harbor Supplemental Match Contribution to the Plan, effective January 1, 2021.

NOW, THEREFORE, the Plan is hereby amended as follows, effective December 17, 2020:

1.    By deleting the last paragraph of Section 3.04 of the Plan in its entirety and replacing it with the following:

“Notwithstanding the foregoing, a Participant's Safe Harbor Supplemental Match Contribution for the portion of the Plan Year beginning May 1, 2020 and ending December 31, 2020, shall be an amount equal to (i) the amount of Safe Harbor Match that the Participant would have received under the Aon Savings Plan during the Plan Year were it not for the application of the limit established under Code Section 401(a)(17) as indexed, minus (ii) the amount of Safe Harbor Match that the Participant actually received under the Aon Savings Plan during the Plan Year. The Safe Harbor Supplemental Match Contribution for the portion of the Plan Year prior to May 1, 2020, shall be the amount determined as of April 30, 2020.”

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed on its behalf by its duly authorized officers, this 21st day of December 2020.

AON CORPORATION

By:
21-Dec-2020

Lisa Stevens
Chief People Officer